Exhibit 20.5
Page 1 of 3
                    Navistar Financial 1997 - B Owner Trust
                          For the Month of March 1999
                      Distribution Date of April 15, 1999
                           Servicer Certificate #18

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $274,065,370.73
Beginning Pool Factor                                           0.5481369

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,738,779.99
     Interest Collected                                     $2,207,605.58

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $854,132.53
Total Additional Deposits                                     $854,132.53

Repos / Chargeoffs                                            $429,345.46
Aggregate Number of Notes Charged Off                                 132

Total Available Funds                                      $14,762,614.24

Ending Pool Balance                                       $261,935,149.14
Ending Pool Factor                                              0.5238762

Servicing Fee                                                 $228,387.81

Repayment of Servicer Advances                              $1,037,903.86

Reserve Account:
     Beginning Balance  (see Memo Item)                    $15,411,152.49
     Target Percentage                                               5.25%
     Target Balance                                        $13,751,595.33
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,659,557.16)
     Ending Balance                                        $13,751,595.33

Current Weighted Average APR:                                       9.774%
Current Weighted Average Remaining Term (months):                   35.45

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,824,168.96     1,386
                                31 - 60 days            $514,031.75       377
                                60+  days               $197,654.29       102

     Total:                                           $2,535,855.00     1,395

     Balances:                  60+  days             $3,740,380.03       102

Memo Item - Reserve Account
     Prior Month                                     $14,388,431.96
+    Invest. Income                                      $47,977.79
+    Excess Serv.                                       $974,742.74
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $15,411,152.49

Exhibit 20.5
Page 2 of 3
Navistar Financial 1997 - B Owner Trust
For the Month of March 1999

                                                                     NOTES
                                                 (Money Market)
                                 TOTAL           CLASS A - 1      CLASS A - 2    CLASS A - 3       CLASS A - 4    CLASS B NOTES
                              $500,000,000.00  $107,000,000.00  $94,000,000.00  $132,000,000.00  $149,500,000.00  $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                            0.00%           0.00%           96.50%            0.00%           3.50%
     Coupon                                              5.72%           5.96%            6.20%            6.30%           6.30%

Beginning Pool Balance        $274,065,370.73
Ending Pool Balance           $261,935,149.14

Collected Principal            $11,700,876.13
Collected Interest              $2,207,605.58
Charge - Offs                     $429,345.46
Liquidation Proceeds/Recoveries   $854,132.53
Servicing                         $228,387.81
Cash Transfer from Reserve Account      $0.00
Total Collections Available
  for Debt Service             $14,534,226.43

Beginning Balance             $274,065,370.73            $0.00           $0.00  $114,973,082.76  $149,500,000.00   $9,592,287.97

Interest Due                    $1,429,262.10            $0.00           $0.00      $594,027.59      $784,875.00      $50,359.51
Interest Paid                   $1,429,262.10            $0.00           $0.00      $594,027.59      $784,875.00      $50,359.51
Principal Due                  $12,130,221.59            $0.00           $0.00   $11,705,663.83            $0.00     $424,557.76
Principal Paid                 $12,130,221.59            $0.00           $0.00   $11,705,663.83            $0.00     $424,557.76

Ending Balance                $261,935,149.14            $0.00           $0.00  $103,267,418.93  $149,500,000.00   $9,167,730.21
Note / Certificate Pool Factor                          0.0000          0.0000           0.7823           1.0000          0.5239
   (Ending Balance / Original Pool Amount)
Total Distributions            $13,559,483.69            $0.00           $0.00   $12,299,691.42      $784,875.00     $474,917.27

Interest Shortfall                      $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                     $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
     Total Shortfall                    $0.00            $0.00           $0.00            $0.00            $0.00           $0.00
      (required from Reserve)
Excess Servicing                  $974,742.74
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance $15,411,152.49
(Release) / Draw               ($1,659,557.16)
Ending Reserve Acct Balance    $13,751,595.33

Exhibit 20.5
Page 3 of 3
Navistar Financial 1997 - B Owner Trust
For the Month of March 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 5                    4                  3                   2                   1
                              Nov-98               Dec-98             Jan-99              Feb-99              Mar-99
Beginning Pool Balance    $320,265,624.12     $308,652,044.75     $295,700,809.42     $284,201,336.40     $274,065,370.73

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             $618,452.66         $754,822.81         $427,173.09         $528,823.84         $429,345.46
    Recoveries                $427,883.59         $261,548.54         $562,558.89         $454,627.53         $854,132.53

Total Charged Off (Months 5, 4, 3)              $1,800,448.56
Total Recoveries (Months 3, 2, 1)               $1,871,318.95
Net Loss / (Recoveries) for 3 Mos                 ($70,870.39)(a)

Total Balance (Months 5, 4, 3)                $924,618,478.29(b)

Loss Ratio Annualized  [(a/b) * (12)]               -0.09198%

Trigger:  Is Ratio > 1.5%                                  No
                                                                      Jan-99              Feb-99              Mar-99

B)   Delinquency Trigger:                                           $3,090,762.65       $4,138,182.82       $3,740,380.03
     Balance delinquency 60+ days                                        1.04523%            1.45607%            1.36478%
     As % of Beginning Pool Balance                                      0.92623%            1.11483%            1.28869%
     Three Month Average

Trigger:  Is Average > 2.0%                                No

C)   Noteholders Percent Trigger:                    2.75035%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer